Exhibit 10.8




                                              Document Control No.: EXEC #6










              POLAROID EXECUTIVE INCENTIVE COMPENSATION PLAN
              ------------------------------------------------





                           POLAROID CORPORATION

                         Cambridge, Massachusetts


                        Effective January 1, 1995









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              POLAROID EXECUTIVE INCENTIVE COMPENSATION PLAN
               ---------------------------------------------

                            TABLE OF CONTENTS
                             -----------------


ARTICLE I      DEFINITIONS
---------      -----------
               1.01  Award                                - 1 -
               1.02  Board of Directors                   - 1 -
               1.03  Code                                 - 2 -
               1.04  Committee                            - 2 -
               1.05  Company                              - 2 -
               1.06  Company Contributions                - 2 -
               1.07  Compensation                         - 2 -
               1.08  EBIT                                 - 4 -
               1.09  EBIT Target                          - 4 -
               1.10  Employee                             - 4 -
               1.11  EVA                                  - 4 -
               1.12  EVA Target                           - 5 -
               1.13  Human Resources Committee            - 5 -
               1.14  Option                               - 5 -
               1.15  Participant                          - 5 -
               1.16  Plan                                 - 5 -
               1.17  Plan Year                            - 5 -
               1.18  Stock                                - 6 -
               1.19  Subsidiary                           - 6 -


ARTICLE II     ELIGIBILITY
----------     -----------
               2.01  Eligibility to Participate           - 6 -


ARTICLE III    ANNUAL EXECUTIVE BONUS
-----------    ----------------------
               3.01  Participation                        - 6 -
               3.02  Award                                - 7 -
               3.03  Actions of the
                     Human Resources Committee            - 7 -
               3.04  Personal Performance Component       - 8 -
               3.05  Corporate Component                  - 8 -
               3.06  Business Unit Component              - 8 -
               3.07  Extraordinary Distributions          - 9 -
               3.08  Participant Payment                  - 9 -
               3.09  Terminated Participant's Payments   - 10 -
               3.10  Form of Payment                     - 10 -
               3.11  Payments to Beneficiaries           - 10 -


ARTICLE IV     DIVIDEND EQUIVALENT AWARD
----------     -------------------------
               4.01  Dividend Equivalent
                     Award Participation                - 11 -
               4.02  Dividend Equivalent Award          - 11 -
               4.03  Timing of Distributions            - 11 -


ARTICLE V      FINANCING
---------      ---------
               5.01  Financing                          - 12 -
               5.02  Unsecured Interest                 - 12 -


                                      (i)
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ARTICLE VI     ADMINISTRATION
----------     --------------
               6.01  Administrator                      - 12 -
               6.02  Duties of Administrator            - 13 -
               6.03  Decisions of the Committee         - 13 -


ARTICLE VII    MISCELLANEOUS PROVISIONS
-----------    ------------------------
               7.01  Applicable Law                     - 14 -
               7.02  Expenses                           - 14 -
               7.03  Gender and Number                  - 14 -
               7.04  llegality of a
                     Particular Provision               - 14 -
               7.05  Indemnification                    - 14 -
               7.06  Limitation of Rights               - 15 -
               7.07  Non-Assignability                  - 16 -
               7.08  Nontransferability                 - 16 -
               7.09  Taxes                              - 16 -

ARTICLE VIII   EFFECTIVE DATE AND RIGHT TO AMEND, MODIFY OR TERMINATE
------------   ------------------------------------------------------
               8.01  Effective Date                     - 17 -
               8.02  Right to Amend,
                     Modify or Terminate                - 17 -


                                      (i)
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              POLAROID EXECUTIVE INCENTIVE COMPENSATION PLAN
              ----------------------------------------------

PURPOSE
-------

     The Polaroid Executive Incentive Compensation Plan is established by Polaroid Corporation to motivate present executives and other key employees whose judgement, initiative, leadership and continued effort contribute to the success of the Company and its Subsidiaries and to attract highly competent individuals.

     This Plan provides an incentive for executives and other key employees of the Company and its Subsidiaries to maximize the Company's operational
performance.   It also provides cash awards which correspond to the
dividends granted shareholders of common stock to those who hold options under the Polaroid Stock Incentive Plan. By providing periodic reminders of their outstanding options, the Company believes that this Plan provides an incentive to executives and other key employees to increase revenues and profits.

                                ARTICLE I
                               DEFINITIONS
                                -----------

1.01           Award.  Award shall have the meaning as provided in Section
          3.02 hereof.

1.02 Board of Directors. Board of Directors shall mean the Board of Directors of the Company.

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1.03           Code.  Code shall mean the Internal Revenue Code of 1986
          ("Code"), as amended, and its implementing regulations, unless otherwise specifically provided herein.

1.04 Committee. Committee shall mean the Committee designated to administer this Plan pursuant to Article VI hereof.

1.05           Company.  Company shall mean Polaroid Corporation, a
          Delaware corporation.

1.06 Company Contributions. Company Contributions shall mean the aggregate amount subject to distribution under the Award formula for all Participants.

1.07           Compensation.  Compensation includes and is limited to:
                    (a)  Primary salary or wages;
                    (b) Amounts elected as or deemed to be cash, property or other taxable benefits under any plan established by the Company under Code Section 125 as now or hereafter in effect;
                    (c) Amounts elected as non-taxable benefits under any plan established by the Company under Code Section 125 as now or hereafter in effect;
                    (d) Amounts, other than the Company's matched deferral contributions, elected as or deemed to be payments to the Participant directly in cash under any cash or deferral arrangement established by the Company and qualified under Code Section 401(k) as now or hereafter in effect;

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                    (e)  Amounts, other than the Company's matched deferral
               contribution, elected as or deemed to be payments as contributions to a trust under a profit sharing or stock bonus plan under any cash or deferral arrangement established by the Company and qualified under Code Section 401(k) as now or hereafter in effect; and,
                    (f) Payments made directly or indirectly under the Company's short-term disability program, as it shall exist from time to time, including payments made thereunder in lieu of payments by the Company regardless of their source (provided, however, that the total of all such payments to a disabled Employee shall not be in excess of the basic salary or wages that would have been payable to him had he not been disabled), earned by and paid to a Participant by the Company in a Plan Year during which he was a Participant.

               All compensation or allocations, other than those described in (a) through (f) above, are excluded from Compensation, such as but not limited to, overtime pay, shift premiums, schedule change premiums, special day premiums, tuition refunds, relocation payments, suggestion or special awards, commissions, fixed and other bonuses, payments pursuant to any incentive compensation or profit sharing plan contributions (including the Company's matched deferral contributions), allocations or benefits pursuant to any retirement, pension, survivor's benefit, death benefit, long-term disability, insurance or other plan, severance pay and premiums, adjustments and allowances on account of foreign service.

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1.08           EBIT.  EBIT for any Plan Year shall mean the profit from
          operations as shown in the Company's financial statements contained in the Company's annual report to stockholders and adding back expenses for Company contributions to this Plan or any other bonus or incentive compensation plan (excluding sales bonus plans).

               Notwithstanding the foregoing, any unusual and significant expenses incurred or unusual and significant revenues received by the Company may be excluded if approved by the Board of Directors.

1.09 EBIT Target. EBIT Target shall mean the goal for EBIT which the Company hopes to obtain in the Plan Year. This EBIT Target shall be set by the Human Resources Committee in the first quarter of each Plan Year.

1.10 Employee. Employee shall mean any "Full-Time Permanent" employee and any "Part-Time Permanent" employee of Polaroid, as defined by the Company in a uniform and non-discriminatory manner.

1.11 EVA. Economic Value Added ("EVA") for any Plan Year shall mean the EBIT minus charge for Capital employed for the operation of either the Corporation or the Business Unit, as applicable. For purposes of this definition Capital is defined as the working capital, such as inventory, receivables and fixed assets (equipment and buildings) utilized in the respective Component.

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1.12           EVA Target.  EVA Target shall mean the goal for EVA which
          the Company hopes to obtain in the Plan Year. This EVA Target shall be set by the Human Resources Committee in the first quarter of each Plan Year.

1.13 Human Resources Committee. The Human Resources Committee shall mean the Human Resources Committee of the Board of Directors.

1.14 Option. Option shall mean the number of shares in an Option granted after January 1, 1994, under the 1993 Polaroid Stock Incentive Plan.

1.15 Participant. Participant shall mean an Employee selected to participate in the Plan in accordance with Article II hereof.

1.16 Plan. Plan shall mean this Polaroid Executive Incentive Compensation Plan as in effect from time to time.

1.17           Plan Year.  Plan Year shall mean a calendar year.

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1.18           Stock.  Stock shall mean common stock, par value $1 per
          share, issued by the Company.

1.19 Subsidiary. Subsidiary shall mean any corporation of which more than fifty percent (50%) of the outstanding shares of voting stock are beneficially owned directly or indirectly by the Company.



                                ARTICLE II
                               ELIGIBILITY
                                ------------

2.01 Eligibility to Participate. Officers of the Company or any Subsidiary, whether or not directors of the Company, and non-officer Employees or employees of any Subsidiary who are employed in positions of administrative, technical, or managerial responsibility shall be eligible to participate in the Plan.



                               ARTICLE III
                          ANNUAL EXECUTIVE BONUS
                          -----------------------

3.01 Participation. Non-officer Employees or non-officer employees of a Subsidiary eligible to participate under Section
          2.01 shall become Participants if selected by the Committee. Officers of the Company or any Subsidiary shall become Participants if selected by the Human Resources Committee.

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3.02           Award.  An Award under this Plan shall have three
          components, a Personal Performance Component, a Corporate Component and a Business Unit Component. Each Participant who achieves their Personal Performance Component shall receive an Award equal to the benefit derived under the Corporate Component and the Business Unit Component. This Award shall be determined given the Participant's:

                    (a) percentage of achievement of the individual's Personal Performance Component;

                    (b) level or range of participation in the Plan (expressed as a percentage of the Participant's
               Compensation); and,

                    (c) the ratio of the Corporate Component to his Business Unit Component as established by the Human Resources Committee pursuant to Section 3.03 below.

               Participants who are not in a unit with a Business Unit Component shall receive an Award based on the method as established by the Human Resources Committee pursuant to Section
          3.03 below.

3.03 Actions of the Human Resources Committee. Prior to the end of the first quarter in a Plan Year, the Human Resources Committee shall establish:

                    (a)  the categories of Participants;

                    (b) the level or range at which each category of Participants will participate in this Plan expressed as a percentage of Compensation;

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                    (c)  the ratio on which each category of Participant
               Awards will be based will be returns from Corporate Component performance versus Business Unit Component performance as described below;

                    (d) the method by which Participants who are not in a unit with a Business Unit Component shall have their Award calculated;

                    (e)  the EBIT Target level for the Corporate Component;

                    (f)  the EVA Target level for the Corporate Component;
               and,

                    (g) the maximum and minimum percentages of the EBIT Target and EVA Target which will be paid under the Corporate Component.

3.04 Personal Performance Component. The Personal Performance Component are performance goals set for the Participant for the Plan Year.

3.05 Corporate Component. The Corporate Component is expressed as a percentage of either the EBIT Target or the EVA Target. There will be no distribution under the Corporate Component if the minimum percentage for the EBIT Target is not reached.

3.06 Business Unit Component. Each Business Unit Component is expressed as a percentage of either the EBIT Target or the EVA Target for the particular unit. Prior to the end of the first quarter in a Plan Year, the Committee shall establish the EBIT Target level and the EVA Target level, and the maximum and minimum percentages of the EBIT Target and the EVA Target for each major business unit. There will be no distribution under a Business Unit Component if the minimum percentage for the EBIT Target for the specific unit is not reached.

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3.07 Extraordinary Distributions.  If the minimum percentage for the EBIT
     Target is not achieved in a Plan Year in either the Corporate Component or the Participant's Business Unit Component for a classification(s) of Participants:

                              (a)  (1)  The Human Resources Committee,
                         in its sole discretion, may grant extraordinary distributions to any officer for his significant individual contribution; and

                              (2)  The Committee, in its sole discretion,
                    may grant extraordinary distributions to any non-officer for his significant individual contribution.

                              (b)  The aggregate amount of funds available
                    for all such extraordinary distributions in a Plan Year shall be determined by the Human Resources Committee. In no event, shall such aggregate amount exceed 20% of what the Company Contributions would have been had the actual EBIT Target been reached in the Corporate Component.

3.08 Participant Payment. Each Participant who is employed by the Company on the last day of a Plan Year shall be entitled to an incentive payment under this Plan if the minimum EBIT Target in either the Corporate Component or the Participant's Business Unit Component for the Plan Year is met.

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3.09 Terminated Participant's Payments.  A Participant who has terminated during a Plan Year by:

                    (a)  Death;

                    (b)  Retirement;

                    (c)  Layoff;

                    (d)  Long-Term Disability;

                    (e)  Leave of absence (including military leave);

                    (f)  Transfer to a Subsidiary; or,

                    (g) Any other reason that the Committee, in its sole discretion determines to be exceptional cause,

               shall be entitled to a proportionate incentive payment based upon the Compensation paid him or her during the Plan Year up to the date of cessation of participation. A Participant who terminates during any given Plan Year for any other reason shall not be entitled to an incentive payment under this Plan.

3.10 Form of Payment. Each Participant shall be paid in a lump sum cash payment.

3.11 Payments to Beneficiaries. If a Participant dies prior to his receipt of payments under this Plan, the payment shall be made:
                    (a)  To the deceased Participant's spouse;
                    (b) If there is no living spouse, to the Participant's children, divided equally; or,
                    (c) If there are no children, to the deceased Participant's estate.

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                                ARTICLE IV
                        DIVIDEND EQUIVALENT AWARD
                         -------------------------

4.01 Dividend Equivalent Award Participation. Only Employees and former Employees who satisfy Section 2.01 or have satisfied
          Section 2.01 prior to termination or retirement and who hold Options granted under the 1993 Polaroid Stock Incentive Plan are eligible to participate in this Section.

4.02 Dividend Equivalent Award. A Dividend Equivalent Award shall equal the number of shares on which each Participant has an Option granted subsequent to January 1, 1994 multiplied by $0.15. Notwithstanding the foregoing, this Award will not be paid on Stock which is part of an Option that has been exercised, terminated or lapsed.

4.03 Timing of Distributions. The Dividend Equivalent Awards shall be payable at such time as the dividends are issued to the Company's shareholders of common stock. Notwithstanding the foregoing, a Dividend Equivalent Award shall be paid only for the portion of the Option held on the record date for the issuance of dividends to the Company's shareholders of common stock. An Award will not be paid on any portion of the Option which has been exercised, terminated or lapsed.

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                                ARTICLE V
                                FINANCING
                                ---------

5.01 Financing. The benefits under this Plan shall be paid out of the general assets of the Company.

5.02 Unsecured Interest. No Participant hereunder shall have any interest whatsoever in any specific asset of the Company. To the extent that any person acquires a right to receive payments under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.



                                ARTICLE VI
                              ADMINISTRATION
                              ---------------

6.01 Administrator. The Plan shall be administered by the Committee designated by the Chief Executive Officer of the Company and shall consist of not less than three officers of the Company. Members of the Committee shall not be entitled to any compensation for services hereunder.

6.02      Duties of Administrator.  The Committee shall:

                    (a)  administer the Plan in accordance with its terms;

                    (b) have the exclusive discretionary authority to interpret the Plan for any questions which may arise, including without limitation, questions relating to eligibility for or the amount of benefits;

                    (c)  make final judgment on appeals by Employees;

                    (d)  maintain records of its actions; and

                    (e) engage and consult with counsel, accountants, specialists and other persons as the Committee deems necessary and desirable.

6.03 Decisions of the Committee. Committee decisions must be approved by a majority of the members and may be made by either a vote at a meeting, or in writing (without a meeting). Any member of the Committee who is a Participant under the Plan shall not vote on any question relating exclusively to himself. The Compensation Committee shall approve any award, decision, rule, or interpretation which relates exclusively to any Participant who is a member of the Committee. Any determination by the Committee or Human Resources Committee shall be conclusive and binding except as otherwise provided in this Plan or prohibited by law.

                               ARTICLE VII
                         MISCELLANEOUS PROVISIONS
                         -------------------------

7.01 Applicable Law. This instrument shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts to the extent not superseded by the laws of the United States.

7.02 Expenses. The cost of benefit payments from this Plan and the expenses of administering the Plan shall be borne by the Company.

7.03 Gender and Number. Unless the context clearly requires otherwise, the masculine pronoun whenever used shall include the feminine and neuter pronoun, the singular shall include the plural, and vice versa.

7.04 Illegality of a Particular Provision. The illegality of any particular provision of this document shall not affect the other provisions, and the document shall be construed in all respects as if such invalid provision were omitted.

7.05           Indemnification.   No member of the Board of Directors or
          the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan, any Awards granted or any award distributions under this Plan. Each member of the Board of Directors and the Committee shall be indemnified by the Company against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

7.06 Limitation of Rights. Neither the adoption and maintenance of the Plan nor anything contained herein shall with respect to any present or former Participant, or other officer or employee of the Company or any Subsidiary be deemed to:

                    (a) limit the right of the Company or any Subsidiary to discharge or discipline any such person, or otherwise terminate or modify the terms of his employment, or

                    (b) create any contract or other right or interest under the Plan or in any funds hereunder other than as specifically provided herein.

7.07 Non-Assignability. A Participant's interest under this Plan shall not be subject at any time or in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance of any kind and any attempt to deliver, sell, transfer, assign, pledge, attach, garnish or otherwise encumber such interest shall be void and any interest so encumbered will terminate.

7.08 Nontransferability. In no event shall the Company make any payment under this Plan to any assignee or creditor of a Participant or of a Beneficiary, except as otherwise required by law. Prior to the time of a payment hereunder, a Participant or a Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan, nor shall rights be assigned or transferred by operation of law.

7.09 Taxes. The Company shall have the right to deduct from the award distributions any federal, state or local taxes required by law to be withheld with respect to such distribution.

                               ARTICLE VIII
                       EFFECTIVE DATE AND RIGHT TO
                        AMEND, MODIFY OR TERMINATE

8.01 Effective Date. This Plan, originally adopted by the Board of Directors on February 18, 1986, effective as of January 1, 1986, is hereby amended effective January 1, 1995.

8.02 Right to Amend, Modify or Terminate. The Company reserves the right to amend, modify or terminate the Plan or payments thereunder at any time by action of the Board of Directors and does not intend to submit any amendments or modifications to the Plan to stockholders of the Company for their approval. However, without the consent of any Participant or his Beneficiary, if applicable, no such amendment or termination shall reduce or diminish such person's right to receive any benefit accrued hereunder prior to the date of such amendment or termination. Notwithstanding the foregoing, the Chief Executive Officer of the Company may adopt any amendments to the Plan that do not materially and adversely affect the benefits to a Participant accrued under the Plan and may adopt any amendments to the Plan that do not materially affect the cost to the Company (excluding any amendment that relates exclusively to himself).

     IN WITNESS WHEREOF, the Company has caused this instrument to be executed this 16th day of June, 1995, effective January 1, 1995.


Attest:                               POLAROID CORPORATION

/s/ Richard F. deLima                 By /s/ I. M. Booth
---------------------                   --------------------------
      Secretary                          Chief Executive Officer